Exhibit 99.5
FORM OF
EUROSEAS LTD.
 BENEFICIAL HOLDER ELECTION FORM
The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable rights to purchase common stock, par value $0.03 per share, of Euroseas Ltd. ("Euroseas").
I (we) hereby instruct you as follows:
(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)
Box 1. ☐ Please DO NOT EXERCISE RIGHTS for shares of Common Stock.
Box 2. ☐ Please EXERCISE RIGHTS for shares of Common Stock as set forth below:
A.  Number of Shares Being Purchased:  ___________
B.  Total Subscription Price Payment Required:  ___________

Subscription Right
	NUMBER OF RIGHTS		RATIO		NUMBER OF SHARES		SUBSCRIPTION PRICE		PAYMENT
Basic Subscription Rights		X		=		X		=	$____ (line 1)
Oversubscription Privilege		X		=		X		=	$____ (line 2)
							Total payment required (sum of line 1 and 2)	=	$____

Box 3. ☐ Payment in the following amount is enclosed.
$ _____________
(The total of the above must equal the Total Payment Required.)
I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:
•	irrevocably elect to purchase the number of shares indicated above upon the terms and conditions specified in the prospectus; and
•	agree that if I (we) fail to pay for the shares I (we) have elected to purchase, the exercise will be invalid.
Name of Beneficial Owner(s):

Signature of Beneficial Owner(s):

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